Exhibit 99.1
PRESS RELEASE

Beazer Homes Closes Out Fiscal 2013 with $11.9 Million of Net Income for the Fourth Quarter and 21.4% Homebuilding Gross Margins

ATLANTA, November 7, 2013 - Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) today announced its financial results for the quarter and fiscal year ended September 30, 2013.

The Company closed out its fiscal year with improved fourth quarter results highlighted by positive net income of $11.9 million and 21.4% homebuilding gross margins. Adjusted EBITDA was $41.5 million for the quarter, up from $15.1 million in the fourth quarter of fiscal 2012.

For the full year fiscal 2013, the Company made significant progress on its objective to return to sustainable profitability. The Company’s net loss for fiscal 2013 was $33.9 million, compared to a loss of $145.3 million for fiscal 2012. New home orders were up 2.6% despite an 18.5% reduction in average community count, while full year homebuilding gross margins increased to 20.0%. And, adjusted EBITDA for the full year was significantly improved at $86.3 million for fiscal 2013, up from $21.8 million last year.

“We finished 2013 with solidly improved operating and financial results,” said Allan Merrill, CEO of Beazer Homes. “In the fourth quarter, we reported our first net profit from operations in many years, realizing the benefits of our path-to-profitability strategies and the impact of an improved homebuilding market. For the full year, with continued improvements in average sales price, sales per community per month and homebuilding gross margins, we achieved adjusted EBITDA that was more than triple the amount reported for fiscal 2012.”

“With this positive momentum heading into fiscal 2014 as well as our continued belief that new home affordability and inventory levels will remain favorable, we expect to report a full year of profitability for fiscal 2014.”

Q4 Results from Continuing Operations (unless otherwise specified)

	Quarter Ended September 30,
	2013	2012	Change
New Home Orders	1,192	1,110	7.4%
Average community count	135	163	(17.2)%
QTD orders per month per community	3.0	2.3	30.4%
Cancellation rates	23.9%	31.1%	-720 bps

Total Home Closings	1,657	1,608	3.0%
Average sales price from closings (in thousands)	$263.2	$228.6	15.1%
Homebuilding revenue (in millions)	$436.2	$367.5	18.7%
Homebuilding gross profit margin, excluding impairments and abandonments (I&A)	18.3%	11.8%	650 bps
Homebuilding gross profit margin, excluding I&A and interest amortized to cost of sales	21.4%	17.2%	420 bps

Income (loss) from continuing operations before income taxes (in millions)	$8.9	$(64.3)	$73.2
Benefit from income taxes (in millions)	$2.5	$3.9	$(1.4)
Net income (loss) from continuing operations (in millions)	$11.3	$(60.4)	$71.7
Basic Income (Loss) Per Share	$0.46	$(2.57)	$3.03
Diluted Income (Loss) Per Share	$0.36	$(2.57)	$2.93
Loss on debt extinguishment (in millions)	$(1.0)	$(42.4)	$41.4
Inventory impairments (in millions)	$(0.4)	$(1.7)	$1.3
Net income (loss) from continuing operations excluding loss on debt extinguishment and inventory impairments (in millions)	$12.7	$(16.3)	$29.0
Land and land development spending (in millions)	$160.8	$45.0	$115.8
Total Company Adjusted EBITDA (in millions)	$41.5	$15.1	$26.4
Full Year Results from Continuing Operations (unless otherwise specified)

	Year Ended September 30,
	2013	2012	Change
New Home Orders	5,026	4,901	2.6%
Average community count	145	178	(18.5)%
LTM orders per month per community	2.9	2.3	26.1%
Cancellation rates	21.8%	27.2%	-540 bps

Total Home Closings	5,056	4,428	14.2%
Average sales price from closings (in thousands)	$253.0	$224.9	12.5%
Homebuilding revenue (in millions)	$1,279.2	$996.1	28.4%
Homebuilding gross profit margin, excluding impairments and abandonments	16.8%	11.6%	520 bps
Homebuilding gross profit margin, excluding impairments, abandonments and interest amortized to cost of sales	20.0%	17.7%	230 bps

Loss from continuing operations before income taxes (in millions)	$(35.7)	$(176.0)	$140.3
Benefit from income taxes (in millions)	$3.5	$40.3	$(36.8)
Net loss from continuing operations (in millions)	$(32.2)	$(135.6)	$103.4
Basic and Diluted Loss Per Share	$(1.30)	$(7.34)	$6.04
Loss on debt extinguishment (in millions)	$(4.6)	$(45.1)	$40.5
Inventory impairments (in millions)	$(2.6)	$(12.2)	$9.6
Net loss from continuing operations excluding loss on debt extinguishment and inventory impairments (in millions)	$(25.0)	$(78.3)	$53.3
Land and land development spending (in millions)	$475.2	$185.5	$289.7
Adjusted EBITDA (in millions)	$86.3	$21.8	$64.5

As of September 30, 2013

•	Total cash and cash equivalents: $553.4 million, including unrestricted cash of approximately $504.5 million

•	Stockholders' equity: $240.6 million

•	Total backlog from continuing operations: 1,893 homes with a sales value of $528.1 million, compared to 1,923 homes with a sales value of $479.1 million as of September 30, 2012

•	Land and lots controlled: 28,004 lots (79.4% owned), an increase of 16.0% from September 30, 2012

Capital Markets Activity

During the year ended September 30, 2013, we engaged in several capital raising transactions designed to further strengthen our balance sheet and provide additional capital for land acquisitions and development.  In February 2013, we issued and sold $200 million aggregate principal amount of 7.25% Senior Notes due 2023 through a private placement to qualified institutional buyers.  A portion of these proceeds were used to fund the redemption of all of our outstanding 6.875% Senior Notes due 2015 and to repurchase $2 million of our 9.125% Senior Notes due 2018.  In September 2013, we issued and sold $200 million aggregate principal amount of 7.5% Senior Notes due 2021 through a private placement to qualified institutional buyers. Proceeds from the 2021 Notes and the remaining funds from the 2023 Notes have been or will be used to expand our new home community count in targeted markets and for general corporate purposes.

Conference Call

The Company will hold a conference call on November 7, 2013 at 10:00 am ET to discuss these results. Interested parties may listen to the conference call and view the Company's slide presentation over the Internet by visiting the “Investor Relations” section of the Company's website at www.beazer.com.  To access the conference call by telephone, listeners should dial 800-619-8639 (for international callers, dial 312-470-7002).  To be admitted to the call, verbally supply the passcode "BZH". A replay of the call will be available shortly after the conclusion of the live call. To directly access the replay, dial 800-839-1193 or 402-998-0566 and enter the passcode “3740” (available until 11:00 pm ET on November 14, 2013), or visit www.beazer.com.  A replay of the webcast will be available at www.beazer.com for approximately 30 days.

Headquartered in Atlanta, Beazer Homes is one of the country’s 10 largest single-family homebuilders. The Company’s homes meet or exceed the benchmark for energy-efficient home construction as established by ENERGY STAR® and are designed with flexible floorplan options to meet the personal preferences and lifestyles of its buyers.  In addition, the Company is committed to providing a range of preferred lender choices to facilitate transparent competition between lenders and enhanced customer service.  The Company offers homes in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas and Virginia.  Beazer Homes is listed on the New York Stock Exchange under the ticker symbol “BZH.” For more info visit Beazer.com, or check out Beazer on Facebook and Twitter.

Forward Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, (i) the availability and cost of land and the risks associated with the future value of our inventory such as additional asset impairment charges or writedowns; (ii) economic changes nationally or in local markets, including changes in consumer confidence, declines in employment levels, inflation and increases in the quantity and decreases in the price of new homes and resale homes in the market; (iii) the cyclical nature of the homebuilding industry and a potential deterioration in homebuilding industry conditions; (iv) estimates related to homes to be delivered in the future (backlog) are imprecise as they are subject to various cancellation risks which cannot be fully controlled; (v) shortages of or increased prices for labor, land or raw materials used in housing production; (vi) our cost of and ability to access capital and otherwise meet our ongoing liquidity needs including the impact of any downgrades of our credit ratings or reductions in our tangible net worth or liquidity levels; (vii) our ability to comply with covenants in our debt agreements or satisfy such obligations through repayment or refinancing; (viii) a substantial increase in mortgage interest rates, increased disruption in the availability of mortgage financing, a change in tax laws regarding the deductibility of mortgage interest, or an increased number of foreclosures; (ix) increased competition or delays in reacting to changing consumer preference in home design; (x) factors affecting margins such as decreased land values underlying land option agreements, increased land development costs on communities under development or delays or difficulties in implementing initiatives to reduce production and overhead cost structure; (xi) estimates related to the potential recoverability of our deferred tax assets; (xii) potential delays or increased costs in obtaining necessary permits as a result of changes to, or complying with, laws, regulations, or governmental policies and possible penalties for failure to comply with such laws, regulations and governmental policies; (xiii) the results of litigation or government proceedings and fulfillment of the obligations in the Deferred Prosecution Agreement and consent orders with governmental authorities and other settlement agreements; (xiv) the impact of construction defect and home warranty claims; (xv) the cost and availability of insurance and surety bonds; (xvi) the performance of our unconsolidated entities and our unconsolidated entity partners; (xvii) delays in land development or home construction resulting from adverse weather conditions; (xviii) the impact of information technology failures or data security breaches; (xix) effects of changes in accounting policies, standards, guidelines or principles; or (xx) terrorist acts, acts of war and other factors over which the Company has little or no control.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.

CONTACT: Beazer Homes USA, Inc.
Carey Phelps
Director, Investor Relations & Corporate Communications
770-829-3700
investor.relations@beazer.com

-Tables Follow-

 BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2013	2012	2013	2012
Total revenue	$438,334	$370,931	$1,287,577	$1,005,677
Home construction and land sales expenses	357,884	327,815	1,070,814	888,379
Inventory impairments and option contract abandonments	404	1,718	2,633	12,210
Gross profit	80,046	41,398	214,130	105,088
Commissions	17,516	16,063	52,922	43,585
General and administrative expenses	36,428	27,671	121,163	110,051
Depreciation and amortization	4,023	4,174	12,784	13,510
Operating income (loss)	22,079	(6,510)	27,261	(62,058)
Equity in income (loss) of unconsolidated entities	93	329	(113)	304
Loss on extinguishment of debt	(998)	(42,350)	(4,636)	(45,097)
Other expense, net	(12,307)	(15,777)	(58,165)	(69,119)
Income (loss) from continuing operations before income taxes	8,867	(64,308)	(35,653)	(175,970)
Benefit from income taxes	(2,461)	(3,909)	(3,489)	(40,347)
Income (loss) from continuing operations	11,328	(60,399)	(32,164)	(135,623)
Income (loss) from discontinued operations, net of tax	620	(5,834)	(1,704)	(9,703)
Net income (loss)	$11,948	$(66,233)	$(33,868)	$(145,326)
Weighted average number of shares:
Basic	24,888	23,528	24,651	18,474
Diluted	31,560	23,528	24,651	18,474
Income (loss) per share:
Basic income (loss) per share from continuing operations	$0.46	$(2.57)	$(1.30)	$(7.34)
Basic income (loss) per share from discontinued operations	$0.02	$(0.25)	$(0.07)	$(0.53)
Basic income (loss) per share	$0.48	$(2.82)	$(1.37)	$(7.87)
Diluted income (loss) per share from continuing operations	$0.36	$(2.57)	$(1.30)	$(7.34)
Diluted income (loss) per share from discontinued operations	$0.02	$(0.25)	$(0.07)	$(0.53)
Diluted income (loss) per share	$0.38	$(2.82)	$(1.37)	$(7.87)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2013	2012	2013	2012
Capitalized interest in inventory, beginning of period	$50,019	$45,373	$38,190	$45,973
Interest incurred	28,715	28,968	115,076	124,918
Capitalized interest impaired	—	—	—	(275)
Interest expense not qualified for capitalization and included as other expense	(12,749)	(16,327)	(59,458)	(71,474)
Capitalized interest amortized to house construction and land sales expenses	(13,423)	(19,824)	(41,246)	(60,952)
Capitalized interest in inventory, end of period	$52,562	$38,190	$52,562	$38,190

BEAZER HOMES USA, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2013	September 30, 2012
ASSETS
Cash and cash equivalents	$504,459	$487,795
Restricted cash	48,978	253,260
Accounts receivable (net of allowance of $1,651 and $2,235, respectively)	22,342	24,599
Income tax receivable	2,813	6,372
Inventory
Owned inventory	1,304,694	1,099,132
Land not owned under option agreements	9,124	12,420
Total inventory	1,313,818	1,111,552
Investments in unconsolidated entities	44,997	42,078
Deferred tax assets, net	5,253	6,848
Property, plant and equipment, net	17,000	18,974
Other assets	27,129	30,740
Total assets	$1,986,789	$1,982,218

LIABILITIES AND STOCKHOLDERS’ EQUITY
Trade accounts payable	$83,800	$69,268
Other liabilities	145,623	147,718
Obligations related to land not owned under option agreements	4,633	4,787
Total debt (net of discounts of $5,160 and $3,082, respectively)	1,512,183	1,498,198
Total liabilities	$1,746,239	$1,719,971

Stockholders’ equity:
Preferred stock (par value $.01 per share, 5,000,000 shares authorized, no shares issued)	$—	$—
Common stock (par value $0.001 per share, 63,000,000 shares authorized, 25,245,945 and 24,601,830 issued and outstanding, respectively)	25	25
Paid-in capital	846,165	833,994
Accumulated deficit	(605,640)	(571,772)
Total stockholders’ equity	240,550	262,247
Total liabilities and stockholders’ equity	$1,986,789	$1,982,218

Inventory Breakdown
Homes under construction	$262,476	$251,828
Development projects in progress	578,453	391,019
Land held for future development	341,986	367,102
Land held for sale	31,331	10,149
Capitalized interest	52,562	38,190
Model homes	37,886	40,844
Land not owned under option agreements	9,124	12,420
Total inventory	$1,313,818	$1,111,552

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS

	Quarter Ended September 30,		Fiscal Year Ended September 30,
SELECTED OPERATING DATA	2013	2012	2013	2012
Closings:
West region	724	689	2,277	1,883
East region	523	522	1,629	1,506
Southeast region	410	397	1,150	1,039
Continuing Operations	1,657	1,608	5,056	4,428
Discontinued Operations	—	—	—	19
Total closings	1,657	1,608	5,056	4,447

New orders, net of cancellations:
West region	480	464	2,176	2,152
East region	403	378	1,543	1,615
Southeast region	309	268	1,307	1,134
Continuing Operations	1,192	1,110	5,026	4,901
Discontinued Operations	—	—	—	2
Total new orders	1,192	1,110	5,026	4,903

Backlog units at end of period:
West region	738	839	738	839
East region	661	747	661	747
Southeast region	494	337	494	337
Continuing Operations	1,893	1,923	1,893	1,923
Discontinued Operations	—	—	—	—
Total backlog units	1,893	1,923	1,893	1,923

Dollar value of backlog at end of period (in millions)	$528.1	$479.1	$528.1	$479.1

Homebuilding Revenue (in thousands):
West region	$183,472	$141,124	$543,524	$386,544
East region	158,134	146,295	482,468	401,814
Southeast region	94,581	80,100	253,220	207,701
Total homebuilding revenue	$436,187	$367,519	$1,279,212	$996,059

BEAZER HOMES USA, INC.
CONSOLIDATED OPERATING AND FINANCIAL DATA – CONTINUING OPERATIONS
(Dollars in thousands)

	Quarter Ended September 30,		Fiscal Year Ended September 30,
SUPPLEMENTAL FINANCIAL DATA	2013	2012	2013	2012
Revenues:
Homebuilding	$436,187	$367,519	$1,279,212	$996,059
Land sales and other	2,147	3,412	8,365	9,618
Total	$438,334	$370,931	$1,287,577	$1,005,677

Gross profit:
Homebuilding	$79,583	$41,630	$212,054	$103,105
Land sales and other	463	(232)	2,076	1,983
Total	$80,046	$41,398	$214,130	$105,088
Reconciliation of homebuilding gross profit before impairments and abandonments and interest amortized to cost of sales and the related gross margins to homebuilding gross profit and gross margin, the most directly comparable GAAP measure, is provided for each period discussed below:

	Quarter Ended September 30,				Fiscal Year Ended September 30,
	2013		2012		2013		2012
Homebuilding gross profit	$79,583	18.2%	$41,630	11.3%	$212,054	16.6%	$103,105	10.4%
Inventory impairments and lot option abandonments (I&A)	404		1,718		2,633		12,210
Homebuilding gross profit before I&A	79,987	18.3%	43,348	11.8%	214,687	16.8%	115,315	11.6%
Interest amortized to cost of sales	13,423		19,824		41,246		60,952
Homebuilding gross profit before I&A and interest amortized to cost of sales	$93,410	21.4%	$63,172	17.2%	$255,933	20.0%	$176,267	17.7%

Reconciliation of Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, debt extinguishment, impairments and abandonments) to total company net income (loss) (excluding discontinued operations), the most directly comparable GAAP measure, is provided for each period discussed below. Management believes that Adjusted EBITDA assists investors in understanding and comparing the operating characteristics of homebuilding activities by eliminating many of the differences in companies' respective capitalization, tax position and level of impairments.

	Quarter Ended September 30,		Fiscal Year Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$11,948	$(66,233)	$(33,868)	$(145,326)
Benefit from income taxes	(2,587)	(3,901)	(3,684)	(40,747)
Interest amortized to home construction and land sales expenses, capitalized interest impaired, and interest expense not qualified for capitalization	26,172	36,151	100,704	132,701
Depreciation and amortization and stock compensation amortization	4,606	4,991	15,642	17,573
Inventory impairments and option contract abandonments	404	1,718	2,650	12,514
Loss on debt extinguishment	998	42,350	4,636	45,097
Joint venture impairment and abandonment charges	—	—	181	36
Adjusted EBITDA	$41,541	$15,076	$86,261	$21,848